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                                                                    Exhibit 23.1

                                                   INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Terra Industries Inc. on Form S-3 of our reports dated January 25, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of Terra Industries Inc. for the year ended December 31,2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Omaha, Nebraska

August 28, 2001